Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Senior Executive Vice President, COO & CFO

(434)773-2274

farrarj@amnb.com

AMERICAN NATIONAL BANKSHARES

REPORTS SECOND QUARTER EARNINGS

Danville, VA, July 25, 2023 – American National Bankshares Inc. (Nasdaq: AMNB) (“American National” or the “Company”) today reported second quarter 2023 earnings of $7.1 million, or $0.67 per diluted common share. Those results compare to earnings of $8.1 million, or $0.76 per diluted common share, during the same quarter in the prior year, and earnings of $9.2 million, or $0.86 per diluted common share, for the first quarter of 2023. Earnings for the six months ended June 30, 2023 were $16.3 million, or $1.53 per diluted common share, compared to $17.1 million, or $1.60 per diluted common share, for the same period of 2022.

President and Chief Executive Officer, Jeffrey V. Haley, commented, “The quarter was in line with our expectations as the impact of the rapid rise in interest rates over the past fifteen months accelerated the cost of liabilities on our balance sheet, resulting in reduced margins. Credit quality remained strong, expenses were in line and several of our fee-based business lines had nice revenue growth. The balance sheet was stable during the quarter, with good growth in loans and deposits.

“We jointly announced this morning that we have entered into a definitive merger agreement for Atlantic Union Bankshares Corporation (“Atlantic Union”) to acquire American National in an all-stock transaction. We are excited about this partnership, having had a peer relationship with Atlantic Union for many years. We believe their culture and business strategy around employee engagement and customer focus are aligned with our own. The synergies, product enhancements and additional operating leverage should generate incremental financial performance on a combined basis over the long term. Combining the two organizations will strengthen Atlantic Union by deepening its presence in Southwest and Southside Virginia, as well as provide a meaningful entry into the contiguous Piedmont Triad and Raleigh regions of north-central North Carolina.”

Second quarter 2023 highlights include:

●	Average loans held for investment grew $31.4 million, or 5.7% annualized, during the second quarter as compared to the previous quarter.

●	Average deposits declined by 0.5% annualized during the quarter, while period-end deposits increased $39.7 million, or 6.1% annualized.

●	Fully taxable equivalent (“FTE”) net interest margin was 2.88% for the quarter, down 32 basis points from 3.20% in the first quarter of 2023 and up 12 basis points from 2.76% in the same quarter of the prior year (non-GAAP).

●	Noninterest revenues decreased $17 thousand, or less than 1%, when compared to the previous quarter, and decreased $482 thousand, or 10.0%, compared to the same quarter in the prior year.

●	Noninterest expense increased $534 thousand, or 3.4%, when compared to the previous quarter, and increased $727 thousand, or 4.7%, when compared to the same quarter in the prior year.

●	The Company recognized a provision for credit losses on loans in the second quarter of 2023 of $268 thousand compared to $329 thousand in the first quarter of 2023 and $581 thousand in the same quarter of 2022.

●	Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were (0.05%) for the second quarter of 2023, compared to 0.04% in the previous quarter and 0.01% in the same quarter in the prior year.

●	Nonperforming assets as a percentage of total assets were 0.04% at June 30, 2023, down from 0.06% at March 31, 2023 and down from 0.05% at June 30, 2022.

NET INTEREST INCOME

Net interest income for the second quarter of 2023 decreased by $2.1 million, or 8.9%, to $21.1 million compared to $23.2 million for the previous quarter. The second quarter of 2023 compared to the same quarter of 2022 reflected a decrease of $342 thousand, or 1.6%. The FTE net interest margin for the second quarter of 2023 was 2.88%, down from 3.20% in the prior quarter but up from 2.76% in the same quarter a year ago (non-GAAP). The margin contraction relative to the previous quarter resulted from funding costs increasing more than earning asset yields. The yield on average earning assets increased 11 basis points quarter-over-quarter, while the cost of average interest-bearing liabilities rose 67 basis points due to an acceleration in deposit repricing and shift of the deposit mix from demand deposits to higher cost money market and time deposits. Similarly, the 112-basis point increase in average earning asset yields was substantially offset by the 162-basis point increase in the cost of average interest-bearing liabilities when comparing second quarter 2023 to the same quarter of 2022. The cost of interest-bearing deposits increased to 1.59% in the second quarter, compared to 0.88% in the previous quarter and 0.14% in the same quarter of the prior year.

ASSET QUALITY

Nonperforming assets (“NPAs”) totaled $1.1 million as of June 30, 2023 down from $2.0 million at March 31, 2023 and $1.6 million at June 30, 2022. NPAs as a percentage of total assets were 0.04% at June 30, 2023, compared to 0.06% at March 31, 2023 and 0.05% at June 30, 2022. The Company recorded a provision for credit losses for the second quarter of 2023 of $268 thousand compared to $329 thousand in the previous quarter and $581 thousand in the second quarter of the previous year. The provision expense for the two quarters of 2023 was the result of stable economic conditions, ongoing low charge-off and delinquency rates, and overall strong asset quality metrics. The provision expense for the same quarter of 2022 was a function of loan growth during the period and a slight increase in specific reserves.

The allowance for credit losses – loans was $25.3 million at June 30, 2023, compared to $24.9 million at March 31, 2023 and $18.5 million at June 30, 2022. The adoption of the current expected credit losses standard on January 1, 2023 resulted in an additional allowance of $5.2 million. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were (0.05%) for the second quarter of 2023, compared to 0.04% in the previous quarter and 0.01% in the same quarter in the prior year. The allowance for credit losses as a percentage of loans held for investment was 1.13% at June 30, 2023, compared to 1.13% at March 31, 2023, and 0.91% at June 30, 2022.

NONINTEREST INCOME

Noninterest income decreased in the second quarter of 2023 by $17 thousand, or 0.4%, compared to the prior quarter and decreased $482 thousand, or 10.0%, from the same quarter in the prior year. Noninterest income totaled $4.4 million for the quarters ended June 30, 2023 and March 31, 2023 compared to $4.8 million for the quarter ended June 30, 2022.

The decrease in second quarter as compared to the previous quarter was attributable to decreases in income from small business investment companies of $219 thousand and income from insurance investments of $225 thousand, mostly offset by an increase in wealth management revenues of $158 thousand and growth in interchange fees of $77 thousand.

The second quarter of 2023 compared to the second quarter of 2022 reflected a decrease of $482 thousand or 10.0%, reflecting decreases in mortgage banking income of $232 thousand and income from small business investment companies of $570 thousand, partially offset by increased income from wealth management of $139 thousand, and interchange fees of $191 thousand.

NONINTEREST EXPENSE

Noninterest expense for the second quarter of 2023 amounted to $16.2 million, up $534 thousand, or 3.4%, when compared to $15.6 million for the previous quarter and up $727 thousand, or 4.7%, from $15.5 million during the same quarter in the previous year. The increase in the second quarter compared to the previous quarter was the net result of increased salaries and employee benefits of $288 thousand and reduced incentive accruals of $1.1 million, offset by increases in occupancy expense of $226 thousand, FDIC insurance of $285 thousand, data processing of $121 thousand, advertising and public relations expenses of $133 thousand and $548 thousand in other expenses.

The second quarter 2023 increase compared to the same quarter of 2022 was the net result of reduced incentive accruals in salaries and employee benefits of $1.2 million offset by increases in salary costs and related employment taxes of $605 thousand, $264 thousand in FDIC assessments and $519 thousand in other expenses.

INCOME TAXES

The effective tax rate for the three months ended June 30, 2023 was 21.13%, compared to 21.19% for the prior quarter and 20.90% for the same quarter in the prior year. The effective tax rate fluctuations are attributable to changes in pre-tax earnings and the levels of permanent tax differences.

BALANCE SHEET

Total assets at June 30, 2023 were $3.1 billion, an increase of $37.5 million, or 1.2% from March 31, 2023, and a decrease of $120.6 million, or 3.7%, from June 30, 2022.

At June 30, 2023, loans held for investment (net of deferred fees and costs) were $2.2 billion, an increase of $44.9 million, or 8.2% annualized, from March 31, 2023. Loans held for investment (net of deferred fees and costs) increased $213.6 million, or 10.5%, from June 30, 2022.

Investment securities available for sale amounted to $560.7 million at June 30, 2023, a decrease of $25.7 million, or 4.4%, from March 31, 2023 and a decrease of $108.1 million, or 16.2%, compared to June 30, 2022. The unrealized loss on available for sale securities was $69.7 million at June 30, 2023 compared to $62.4 million at March 31, 2023 and $48.3 million at June 30, 2022. The increase in unrealized losses relative to the prior quarter was the result of increases in market yields for investment securities. At June 30, 2023, 57% of the market value of the securities portfolio was unencumbered and could be used to provide additional liquidity, if needed.

Deposits amounted to $2.7 billion at June 30, 2023, with growth of $55.6 million, or 4.3% annualized, from December 31, 2022 and decreased $178.4 million, or 6.3%, compared to June 30, 2022.

Borrowings from the Federal Home Loan Bank of Atlanta (“FHLB”) totaled $25.0 million at June 30, 2023, and at March 31, 2023. The Company had no FHLB borrowings at June 30, 2022. The Company’s remaining credit availability from the FHLB was $726.5 million as of March 31, 2023, $495.1 million of which could be accessed without pledging additional collateral.

The Company continues to be well-capitalized as defined by regulators, with tangible common equity to tangible assets of 7.94% at June 30, 2023 compared to 8.06% at March 31, 2023 and compared to 7.58% at June 30, 2022 (non-GAAP). The Company’s preliminary common equity Tier 1, Tier 1, total, and Tier 1 leverage capital ratios were 11.68%, 12.81%, 13.84% and 10.60%, respectively, at June 30, 2023.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $3.1 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices. American National Bank also manages an additional $1.2 billion of trust, investment and brokerage assets in its Wealth Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding anticipated changes in the interest rate environment, future economic conditions and the impacts of current economic uncertainties, and projections, predictions, expectations, or beliefs about future events or results, or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks and uncertainties, some of which cannot be predicted or quantified, that may cause actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “seek to,” “opportunity,” “potential,” “continue,” “confidence” or words of similar meaning, or other statements concerning opinions or judgment of our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: businesses of American National and Atlantic Union may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities or cost savings from the merger with Atlantic Union may not be fully realized or may take longer to realize than expected; deposit attrition, operating costs, customer losses and business disruption prior to and following the merger with Atlantic Union, including adverse effects on relationships with employees and customers, may be greater than expected; the regulatory and shareholder approvals required for the merger with Atlantic Union may not be obtained; the level of inflation; financial market volatility including the level of interest rates, could affect the values of financial instruments and the amount of net interest income earned; the adequacy of the level of the Company’s allowance for credit losses, the amount of credit loss provisions required in future periods, and the failure of assumptions underlying the allowance for credit losses; general economic or business conditions, either nationally or in the market areas in which the Company does business, may be less favorable than expected, resulting in deteriorating credit quality, reduced demand for credit, or a weakened ability to generate deposits; competition among financial institutions may increase, and competitors may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than the Company; businesses that the Company is engaged in may be adversely affected by legislative or regulatory changes, including changes in accounting standards and tax laws; the ability to recruit and retain key personnel; cybersecurity threats or attacks, the implementation of new technologies, and the ability to develop and maintain reliable and secure electronic systems; the effects of climate change, natural disasters, and extreme weather events; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts of threats or terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the impact of health emergencies, epidemics or pandemics; risks related to environmental, social and governance practices; risks associated with mergers, acquisitions, and other expansion activities; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	June 30,
	2023	2022
Assets
Cash and due from banks	$54,782	$34,409
Interest-bearing deposits in other banks	58,272	307,164
Securities available for sale, at fair value	560,707	668,765
Restricted stock, at cost	9,332	8,495
Loans held for sale	4,048	5,227
Loans, net of deferred fees and costs	2,244,464	2,030,818
Less allowance for credit losses - loans	(25,342)	(18,505)
Net Loans	2,219,122	2,012,313
Premises and equipment, net	32,443	33,350
Assets held-for-sale	1,131	1,528
Other real estate owned, net	27	143
Goodwill	85,048	85,048
Core deposit intangibles, net	2,812	3,977
Bank owned life insurance	30,022	29,318
Other assets	55,417	43,991

Total assets	$3,113,163	$3,233,728

Liabilities
Demand deposits -- noninterest-bearing	$885,237	$1,047,931
Demand deposits -- interest-bearing	514,018	544,323
Money market deposits	697,810	702,159
Savings deposits	228,068	275,945
Time deposits	326,783	259,989
Total deposits	2,651,916	2,830,347
Customer repurchase agreements	62,886	32,038
Other short-term borrowings	25,000	-
Long-term borrowings	28,384	28,283
Other liabilities	16,887	15,629
Total liabilities	2,785,073	2,906,297

Shareholders' equity
Preferred stock, $5 par value, 2,000,000 shares authorized,
none outstanding	-	-
Common stock, $1 par value, 20,000,000 shares authorized,
10,624,395 shares outstanding at June 30, 2023 and
10,663,599 shares outstanding at June 30, 2022	10,535	10,588
Capital in excess of par value	141,954	143,337
Retained earnings	229,363	212,524
Accumulated other comprehensive loss, net	(53,762)	(39,018)
Total shareholders' equity	328,090	327,431

Total liabilities and shareholders' equity	$3,113,163	$3,233,728

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	For the Three Months Ended			For the Six Months Ended
	6/30/23	3/31/23	6/30/22	6/30/23	6/30/22
Interest and Dividend Income:
Interest and fees on loans	$26,052	$24,912	$19,076	$50,964	$37,864
Interest and dividends on securities:
Taxable	2,607	2,684	2,441	5,291	4,680
Tax-exempt	26	65	97	91	187
Dividends	196	170	116	366	229
Other interest income	550	471	800	1,021	977
Total interest and dividend income	29,431	28,302	22,530	57,733	43,937

Interest Expense:
Interest on deposits	6,607	3,486	646	10,093	1,215
Interest on short-term borrowings	1,282	1,205	9	2,487	15
Interest on long-term borrowings	394	387	385	781	764
Total interest expense	8,283	5,078	1,040	13,361	1,994

Net Interest Income	21,148	23,224	21,490	44,372	41,943
Provision for (recovery of) credit losses	268	329	581	597	(177)

Net Interest Income After Provision for (Recovery of) Credit Losses	20,880	22,895	20,909	43,775	42,120

Noninterest Income:
Wealth management income	1,726	1,568	1,587	3,294	3,396
Service charges on deposit accounts	564	556	709	1,120	1,398
Interchange fees	1,187	1,110	996	2,297	1,977
Other fees and commissions	158	166	145	324	295
Mortgage banking income	197	144	429	341	1,102
Securities losses, net	-	(68)	-	(68)	-
Income from Small Business Investment Companies	108	327	678	435	1,171
Income from insurance investments	120	345	152	465	715
Losses on premises and equipment, net	(8)	(105)	(84)	(113)	(80)
Other	303	329	225	632	463
Total noninterest income	4,355	4,372	4,837	8,727	10,437

Noninterest Expense:
Salaries and employee benefits	8,300	9,172	8,720	17,472	17,318
Occupancy and equipment	1,631	1,444	1,520	3,075	3,062
FDIC assessment	492	207	228	699	467
Bank franchise tax	520	510	488	1,030	964
Core deposit intangible amortization	272	283	320	555	650
Data processing	939	851	781	1,790	1,628
Software	476	444	363	920	726
Other real estate owned, net	-	-	2	-	1
Other	3,552	2,737	3,033	6,289	5,988
Total noninterest expense	16,182	15,648	15,455	31,830	30,804

Income Before Income Taxes	9,053	11,619	10,291	20,672	21,753
Income Taxes	1,913	2,462	2,151	4,375	4,614
Net Income	$7,140	$9,157	$8,140	$16,297	$17,139

Net Income Per Common Share:
Basic	$0.67	$0.86	$0.76	$1.53	$1.60
Diluted	$0.67	$0.86	$0.76	$1.53	$1.60
Weighted Average Common Shares Outstanding:
Basic	10,623,571	10,630,571	10,688,294	10,627,052	10,721,108
Diluted	10,624,859	10,632,681	10,690,496	10,628,751	10,723,517

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2023	2023	2022	2023	2022
EARNINGS
Interest income	$29,431	$28,302	$22,530	$57,733	$43,937
Interest expense	8,283	5,078	1,040	13,361	1,994
Net interest income	21,148	23,224	21,490	44,372	41,943
Provision for (recovery of) credit losses	268	329	581	597	(177)
Noninterest income	4,355	4,372	4,837	8,727	10,437
Noninterest expense	16,182	15,648	15,455	31,830	30,804
Income taxes	1,913	2,462	2,151	4,375	4,614
Net income	7,140	9,157	8,140	16,297	17,139

PER COMMON SHARE
Net income per share - basic	$0.67	$0.86	$0.76	$1.53	$1.60
Net income per share - diluted	0.67	0.86	0.76	1.53	1.60
Cash dividends paid	0.30	0.30	0.28	0.60	0.56
Book value per share	30.88	30.97	30.71	30.88	30.71
Book value per share - tangible (a)	22.61	22.67	22.36	22.61	22.36
Closing market price	28.98	31.70	34.61	28.98	34.61

FINANCIAL RATIOS
Return on average assets	0.93%	1.20%	0.99%	1.06%	1.04%
Return on average common equity	8.61	11.32	9.83	9.95	10.04
Return on average tangible common equity (a)	12.07	15.95	13.87	13.97	14.01
Average common equity to average assets	10.82	10.58	10.06	10.70	10.32
Tangible common equity to tangible assets (a)	7.94	8.06	7.58	7.94	7.58
Net interest margin, taxable equivalent	2.88	3.20	2.76	3.04	2.70
Efficiency ratio (a)	62.24	55.21	57.18	58.58	57.35
Effective tax rate	21.13	21.19	20.90	21.16	21.21

PERIOD-END BALANCES
Securities	$570,039	$595,726	$677,260	$570,039	$677,260
Loans held for sale	4,048	650	5,227	4,048	5,227
Loans, net	2,244,464	2,199,517	2,030,818	2,244,464	2,030,818
Goodwill and other intangibles	87,860	88,133	89,025	87,860	89,025
Assets	3,113,163	3,075,655	3,233,728	3,113,163	3,233,728
Assets - tangible (a)	3,025,303	2,987,522	3,144,703	3,025,303	3,144,703
Interest-bearing deposits	1,767,258	1,650,003	1,782,416	1,767,258	1,782,416
Noninterest bearing demand deposits	884,658	962,247	1,047,931	884,658	1,047,931
Customer repurchase agreements	62,886	63,220	32,038	62,886	32,038
Other short-term borrowings	25,000	25,000	—	25,000	—
Long-term borrowings	28,384	28,359	28,283	28,384	28,283
Shareholders' equity	328,090	329,041	327,431	328,090	327,431
Shareholders' equity - tangible (a)	240,230	240,908	238,406	240,230	238,406

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2023	2023	2022	2023	2022
AVERAGE BALANCES
Securities (b)	$652,439	$677,938	$726,472	$665,118	$718,716
Loans held for sale	1,984	611	3,759	1,302	4,040
Loans, net	2,217,859	2,186,475	2,006,970	2,202,253	1,986,890
Interest-earning assets	2,912,623	2,910,165	3,120,925	2,911,401	3,123,728
Goodwill and other intangibles	88,036	88,311	89,200	88,173	89,362
Assets	3,065,449	3,056,918	3,292,913	3,061,207	3,306,538
Assets - tangible (a)	2,977,413	2,968,607	3,203,713	2,973,034	3,217,176
Interest-bearing deposits	1,669,076	1,614,273	1,849,664	1,641,825	1,865,182
Noninterest bearing demand deposits	910,911	969,001	1,031,654	939,796	1,015,924
Customer repurchase agreements	62,419	6,597	35,766	34,662	38,536
Other short-term borrowings	45,934	98,497	—	72,070	—
Subordinated debt	28,368	28,342	28,268	28,355	28,255
Shareholders' equity	331,821	323,497	331,276	327,682	341,352
Shareholders' equity - tangible (a)	243,785	235,186	242,076	239,509	251,990

CAPITAL
Weighted average shares outstanding - basic	10,623,571	10,630,571	10,688,294	10,627,052	10,721,108
Weighted average shares outstanding - diluted	10,624,859	10,632,681	10,690,496	10,628,751	10,723,517

COMMON STOCK REPURCHASE PROGRAM
Total shares of common stock repurchased	13,688	20,443	54,676	34,131	143,605
Average price paid per share of common stock	$26.99	$32.98	$35.32	$30.58	$37.09

ALLOWANCE FOR CREDIT LOSSES - LOANS
Beginning balance	$24,861	$19,555	$17,988	$19,555	$18,678
Day 1 Impact of CECL adoption	—	5,192	—	5,192	—
Provision for (recovery of) credit losses	219	329	581	548	(177)
Charge-offs	(15)	(395)	(117)	(410)	(154)
Recoveries	277	180	53	457	158
Ending balance	$25,342	$24,861	$18,505	$25,342	$18,505

LOANS
Construction and land development	$240,934	$215,975	$174,361	$240,934	$174,361
Commercial real estate - owner occupied	416,397	415,106	403,478	416,397	403,478
Commercial real estate - non-owner occupied	833,084	822,347	749,174	833,084	749,174
Residential real estate	351,855	343,548	310,110	351,855	310,110
Home equity	93,594	91,408	95,352	93,594	95,352
Commercial and industrial	301,778	304,486	291,445	301,778	291,445
Consumer	6,822	6,647	6,898	6,822	6,898
Total	$2,244,464	$2,199,517	$2,030,818	$2,244,464	$2,030,818

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)

	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2023	2023	2022	2023	2022
NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	$—	$—	$90	$—	$90
Nonaccrual	1,024	1,887	1,385	1,024	1,385
Other real estate owned and repossessions	80	80	143	80	143
Nonperforming assets	$1,104	$1,967	$1,618	$1,104	$1,618

ASSET QUALITY RATIOS
Allowance for credit losses - loans to total loans	1.13%	1.13%	0.91%	1.13%	0.91%
Allowance for credit losses - loans to nonperforming loans	2,474.80	1,317.49	1,254.58	2,474.80	1,254.58
Nonperforming assets to total assets	0.04	0.06	0.05	0.04	0.05
Nonperforming loans to total loans	0.05	0.09	0.07	0.05	0.07
Annualized net charge-offs (recoveries) to average loans	(0.05)	0.04	0.01	-	-

OTHER DATA
Fiduciary assets at period-end (c) (d)	$782,659	$775,379	$709,264	$782,659	$709,264
Retail brokerage assets at period-end (c) (d)	$426,565	$420,540	$370,493	$426,565	$370,493
Number full-time equivalent employees (e)	365	357	345	365	345
Number of full service offices	26	26	26	26	26
Number of loan production offices	1	1	1	1	1
Number of ATMs	34	34	36	34	36

Notes:

(a) -	This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.
(b) -	Average does not include unrealized gains and losses.
(c) -	Market value.
(d) -	Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) -	Average for quarter.

American National Bankshares Inc.
Net Interest Income Analysis
For the Three Months Ended June 30, 2023 and 2022
(Dollars in thousands)
Unaudited

	Three Months Ended June 30,
	Average Balance		Interest Income/Expense (a)		Yield/Rate
	2023	2022	2023	2022	2023	2022
Assets:

Total loans (b)	$2,219,843	$2,010,729	$26,096	$19,109	4.66%	3.80%

Securities:
Taxable	647,786	707,905	2,803	2,557	1.73	1.44
Tax exempt	4,653	18,567	33	122	2.85	2.65
Total securities	652,439	726,472	2,836	2,679	1.74	1.48

Deposits in other banks	40,341	383,724	550	800	5.47	0.84

Total interest-earning assets	2,912,623	3,120,925	29,482	22,588	4.02	2.90

Non-earning assets	152,826	171,988
Total assets	$3,065,449	$3,292,913

Liabilities and Stockholders' Equity:

Deposits:
Demand	$477,642	$546,412	658	36	0.55	0.03
Savings and money market	884,710	1,020,610	4,107	233	1.86	0.09
Time	306,724	282,642	1,842	377	2.41	0.54
Total deposits	1,669,076	1,849,664	6,607	646	1.59	0.14

Customer repurchase agreements	62,419	35,766	694	9	4.46	0.10
Other short-term borrowings	45,934	—	588	—	5.07	—
Long-term borrowings	28,368	28,268	394	385	5.49	5.45
Total interest-bearing liabilities	1,805,797	1,913,698	8,283	1,040	1.84	0.22

Noninterest bearing demand deposits	910,911	1,031,654
Other liabilities	16,920	16,285
Shareholders' equity	331,821	331,276
Total liabilities and shareholders' equity	$3,065,449	$3,292,913

Interest rate spread					2.18%	2.68%
Net interest margin					2.88%	2.76%

Net interest income (taxable equivalent basis)			21,199	21,548
Less: Taxable equivalent adjustment (c)			51	58
Net interest income			$21,148	$21,490

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans and loans held for sale are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Net Interest Income Analysis
For the Six Months Ended June 30, 2023 and 2022
(Dollars in thousands)
Unaudited

	Six Months Ended June 30,
	Average Balance		Income/Expense (a)		Yield/Rate
	2023	2022	2023	2022	2023	2022
Assets:

Total loans (b)	$2,203,555	$1,990,930	$51,053	$37,931	4.61%	3.81%

Securities:
Taxable	656,661	700,493	5,657	4,909	1.72	1.40
Tax exempt	8,457	18,223	115	236	2.73	2.60
Total securities	665,118	718,716	5,772	5,145	1.73	1.43

Deposits in other banks	42,728	414,082	1,021	977	4.82	0.48

Total interest-earning assets	2,911,401	3,123,728	57,846	44,053	3.96	2.82

Non-earning assets	149,806	182,810
Total assets	$3,061,207	$3,306,538

Liabilities and Stockholders' Equity:

Deposits:
Demand	$475,997	$536,018	832	73	0.35	0.03
Savings and money market	874,416	1,018,538	6,394	341	1.47	0.07
Time	291,412	310,626	2,867	801	1.98	0.52
Total deposits	1,641,825	1,865,182	10,093	1,215	1.24	0.13

Customer repurchase agreements	34,662	38,536	759	15	4.42	0.08
Other short-term borrowings	72,070	—	1,728	—	4.77	—
Long-term borrowings	28,355	28,255	781	764	5.48	5.41
Total interest-bearing liabilities	1,776,912	1,931,973	13,361	1,994	1.51	0.21

Noninterest bearing demand deposits	939,796	1,015,924
Other liabilities	16,817	17,289
Shareholders' equity	327,682	341,352
Total liabilities and shareholders' equity	$3,061,207	$3,306,538

Interest rate spread					2.45%	2.61%
Net interest margin					3.04%	2.70%

Net interest income (taxable equivalent basis)			44,485	42,059
Less: Taxable equivalent adjustment (c)			113	116
Net interest income			$44,372	$41,943

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans and loans held for sale are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)

	2nd Qtr	1st Qtr	2nd Qtr	At or for the Six Months Ended June 30,
	2023	2023	2022	2023	2022
EFFICIENCY RATIO
Noninterest expense	$16,182	$15,648	$15,455	$31,830	$30,804
Subtract: core deposit intangible amortization	(272)	(283)	(320)	(555)	(650)
	$15,910	$15,365	$15,135	$31,275	$30,154

Net interest income	$21,148	$23,224	$21,490	$44,372	$41,943
Tax equivalent adjustment	51	62	58	113	116
Noninterest income	4,355	4,372	4,837	8,727	10,437
Add: loss on securities	—	68	—	68	-
Add: loss on premises and equipment	8	105	84	113	80
	$25,562	$27,831	$26,469	$53,393	$52,576

Efficiency ratio	62.24%	55.21%	57.18%	58.58%	57.35%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$26,096	$24,957	$19,109	$51,053	$37,931
Interest income - investments and other	3,386	3,407	3,479	6,793	6,122
Interest expense - deposits	(6,607)	(3,486)	(646)	(10,093)	(1,215)
Interest expense - customer repurchase agreements	(694)	(65)	(9)	(759)	(15)
Interest expense - other short-term borrowings	(588)	(1,140)	—	(1,728)	—
Interest expense - long-term borrowings	(394)	(387)	(385)	(781)	(764)
Total net interest income	$21,199	$23,286	$21,548	$44,485	$42,059
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(44)	(45)	(34)	(89)	(68)
Tax benefit on nontaxable interest - securities	(7)	(17)	(24)	(24)	(48)
GAAP measures	$21,148	$23,224	$21,490	$44,372	$41,943

NET INTEREST MARGIN
Net interest margin (FTE) (non-GAAP)	2.88%	3.20%	2.76%	3.04%	2.70%
Net interest margin (GAAP)	2.87%	3.19%	2.75%	3.02%	2.69%

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	8.61%	11.32%	9.83%	9.95%	10.04%
Impact of excluding average goodwill and other intangibles	3.46	4.63	4.04	4.02	3.97
Return on average tangible equity (non-GAAP)	12.07%	15.95%	13.87%	13.97%	14.01%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	10.54%	10.70%	10.13%	10.54%	10.13%
Impact of excluding goodwill and other intangibles	(2.60)	(2.64)	(2.55)	(2.60)	(2.55)
Tangible equity to tangible assets ratio (non-GAAP)	7.94%	8.06%	7.58%	7.94%	7.58%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$30.88	$30.97	$30.71	$30.88	$30.71
Impact of excluding goodwill and other intangibles	(8.27)	(8.30)	(8.35)	(8.27)	(8.35)
Tangible book value per share (non-GAAP)	$22.61	$22.67	$22.36	$22.61	$22.36